UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2016

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court, Miami Lakes, Florida	33014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-324-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, ERBA Diagnostics, Inc. (the “Company”) has a secured, revolving credit facility of up to $5,000,000 from Citibank, N.A. (“Citibank”).

On February 17, 2016, the Company entered into a Change in Terms Agreement (the “Amendment”) with Citibank, such that the maturity date of such credit facility has been extended from February 29, 2016 to June 30, 2016. Other than the extension in the maturity date of the credit facility, the terms and conditions of the credit facility remain the same. All other agreements associated with the credit facility remain unchanged and outstanding.

The description of the Amendment set forth under this Item 1.01 does not purport to be complete. Such description is qualified in its entirety by reference to a copy of the Amendment attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	–	Change in Terms Agreement, executed on February 17, 2016, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2016	ERBA Diagnostics, Inc.
	By:	/s/ Mohan Gopalkrishnan
Name: Mohan Gopalkrishnan,
Title: Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Change in Terms Agreement, executed on February 17, 2016, made by ERBA Diagnostics, Inc. in favor of Citibank, N.A.